UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 22, 2007
NATIONAL CITY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10074	34-1111088

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 East Ninth Street, Cleveland, Ohio	44114-3484

(Address of Principal Executive Offices)	(Zip Code)
(216) 222-2000

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
On October 22, 2007, the Board of Directors appointed Allen H. Koranda to the Board of Directors, to serve until the next annual meeting, and until a successor is elected and qualified. Mr. Koranda was chairman and chief executive officer of MAF Bancorp, Inc. prior to MAF’s acquisition by National City effective September 1, 2007. Mr. Koranda will not serve on any committees initially.
On October 22, 2007, the Compensation and Organization Committee approved the National City 2007 Executive Bonus Plan. Participants in the plan include all executive officers, except anyone who served as chief executive officer, president or a vice chairman during 2007. The plan will be administered by the Compensation Committee, and the Committee has established a maximum individual award for each participant based on each participant’s individual performance for 2007. The maximum award will be expressed as a percentage of base salary and for executive vice presidents will be up to 80% percent of the participant’s base salary. Performance will be determined by comparing each participant’s unit achievements during 2007 to objectives established for each participant at the beginning of 2007.
At the end of fiscal year 2007, the chief executive will recommend to the Committee, based on each participant’s individual performance, an appropriate award for each participant, and the Committee will make the final determination with respect to the awards. Each participant receiving an award will be entitled to receive a cash payment equal to the amount of the award by no later than March 15, 2008, however, the Committee or chief executive officer can terminate or reduce the amount of an award for any participant not serving as an employee through the date the award is paid. Any participant not serving as an employee at the end of 2007 will not be entitled to an award.
A copy of the plan is attached hereto as Exhibit 99 and incorporated herein.
Item 5.03.   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Effective October 22, 2007, the Board of Directors approved an amendment to National City’s By-Laws to permit the issuance of book entry shares, also known as uncertificated shares, and provide that all classes of National City’s stock may be uncertificated shares.
A copy of the amended by-laws is attached hereto as Exhibit 3(ii) and incorporated herein.

Item 9.01.   Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired: Not applicable
(b) Pro Forma Financial Information: Not applicable
(c) Shell Company Transactions: Not applicable
(d) Exhibits: 3(ii) — By-Laws (as Amended Through October 22, 2007)
                      99 — 2007 Executive Bonus Plan
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National City Corporation
(Registrant)
Dated: October 26, 2007

By /s/ Carlton E. Langer
Carlton E. Langer, Vice President
and Assistant Secretary

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